LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

        Upon execution of this Limited Power of Attorney for Section 16 Reporting Obligation, all prior Powers of Attorney for
	Section 16 Reporting Obligations previously executed by the undersigned are immediately revoked and of no further force and effect. Further, know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Danielle Sheer, Richard Booth, and Eric Morgan signing singly and each acting individually, as the undersigned's true and lawful attorney-in-fact with full power and authority as hereinafter described to:

        (1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Bottomline Technologies (de), Inc. (the "Company"), Forms 3, 4, and 5 (including any amendments thereto) in accordance with
	Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder (the "Exchange Act");

        (2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such Form 3, 4, or 5, prepare, complete and execute any amendment or amendments thereto, and timely deliver and file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority;

        (3) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information regarding transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information; and

        (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The undersigned hereby grants to each such attorney-in-fact full power
	and authority to do and perform any and every act and thing whatsoever
	requisite, necessary, or proper to be done in the exercise of any of the
	rights and powers herein granted, as fully to all intents and purposes as
	the undersigned might or could do if personally present, with full
	power of substitution or revocation, hereby ratifying and confirming all that
	such attorney-in-fact, or such attorney-in-fact's substitute or
	substitutes, shall lawfully do or cause to be done by virtue of this
	power of attorney and the rights and powers herein granted.
	The undersigned acknowledges that the foregoing attorneys-in-fact,
	in serving in such capacity at the request of the undersigned,
	are not assuming nor relieving, nor is the Company assuming nor
	relieving, any of the undersigned's responsibilities to comply
	with Section 16 of the Exchange Act. The undersigned acknowledges
	that neither the Company nor the foregoing attorneys-in-fact assume
	(i) any liability for the undersigned's responsibility to comply with
	the requirement of the Exchange Act, (ii) any liability of the
	undersigned for any failure to comply with such requirements, or
	(iii) any obligation or liability of the undersigned for profit
	disgorgement under Section 16(b) of the Exchange Act.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holding of and transactions insecurities issued by the Company, unless earlier revoked by the undersigned in writing delivered to the foregoing attorneys-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this
	Power of Attorney to be executed as of this 9th day of November, 2020.
	.
	_Jennif_er_Gr_ay (No_v _9,_2020 1_5:_56_EST) ___ 	_ 	___ 	 	_
	Jennifer M. Gray